Exhibit 99.1

VMware Reports Fiscal 2019 Third Quarter Results

Total revenue growth of 14% year-over-year

License revenue growth of 17% year-over-year, driven by broad product portfolio strength

PALO ALTO, Calif., Nov. 29, 2018 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the third quarter of fiscal year 2019:

•	Revenue for the third quarter was $2.20 billion, an increase of 14% from the third quarter of fiscal 2018.

•	License revenue for the third quarter was $884 million, an increase of 17% from the third quarter of fiscal 2018.

•

GAAP net income for the third quarter was $334 million, including a loss of $161 million on an investment in Pivotal Software, or $0.81 per diluted share, down 16% per diluted share compared to $395 million, or $0.96 per diluted share, for the third quarter of fiscal 2018. Non-GAAP net income for the third quarter was $645 million, or $1.56 per diluted share, up 26% per diluted share compared to $509 million, or $1.23 per diluted share, for the third quarter of fiscal 2018.

•

GAAP operating income for the third quarter was $495 million, an increase of 21% from the third quarter of fiscal 2018. Non-GAAP operating income for the third quarter was $741 million, an increase of 17% from the third quarter of fiscal 2018.

•	Operating cash flows for the third quarter were $769 million. Free cash flows for the third quarter were $712 million.

•	Total revenue plus sequential change in total unearned revenue grew 11% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 15% year-over-year.

“Q3 was another strong quarter, and we’re pleased with our results, which continue to be driven by broad-based strength across our diverse product portfolio and in all three geographies,” commented Pat Gelsinger, chief executive officer, VMware. “Our successful annual VMworld events featured many new product, partnership and acquisition announcements — demonstrating continued innovation and investment in our strategy for the future.”

“We had solid Q3 performance on top of a strong Q3 last year,” said Zane Rowe, executive vice president and chief financial officer, VMware. “We are increasing our full year fiscal 2019 guidance as a result of our strength in Q3 and outlook for Q4.”

VMware is raising full-year fiscal 2019 total revenue guidance to $8.882 billion (up from prior guidance of $8.820 billion), updating GAAP net income per diluted share to between $5.95 and $6.07, and updating non-GAAP net income per diluted share to $6.22 (up from prior guidance of $6.14 per diluted share).

Quarterly Business Highlights & Strategic Announcements

•	VMware Cloud on AWS saw further momentum with data center expansion across multiple regions globally including the U.S., Europe and now Asia-Pacific, including Sydney and Tokyo.

•

VMware expanded its integrated hybrid cloud offering, VMware Cloud Foundation 3.5, to deliver greater deployment flexibility and choice, including new Kubernetes support. Other enhancements to the VMware hybrid cloud portfolio included the new VMware vSphere Platinum Edition, along with updates to VMware vSAN and the VMware vRealize Cloud Management Platform.

•

VMware acquired CloudHealth Technologies, a cloud operations platform across AWS, Microsoft Azure, Google Cloud and VMware environments enabling the delivery of a consistent and actionable view into cost and resource management, security and performance for applications across multiple clouds.

•	VMware signed a definitive agreement to acquire Heptio, a leader in the open Kubernetes ecosystem, to accelerate enterprise adoption of Kubernetes on-premises and across multi-cloud environments.

•

IBM and VMware announced a major partnership expansion, including a new IBM Services offering to help migrate and extend mission-critical VMware workloads to the IBM Cloud and new integrations to help enterprises to modernize applications with Kubernetes and containers.

•

VMware announced innovations across its intelligence-driven Workspace ONE platform to embrace technology heterogeneity in the workplace, while extending modern management and security across the platform.

•

VMware NSX SD-WAN by VeloCloud is targeting integration with Microsoft Azure Virtual WAN in the first half of 2019, enabling customers across all industries that have business resources in Azure to gain simple, automated and high-performance connectivity to the branch. This new solution will extend customers’ current ability to connect workloads running in Azure using VMware NSX SD-WAN and VMware NSX Data Center and will enable customers to deliver pervasive connectivity and intrinsic security from branch locations to Azure.

•

In the inaugural Gartner Magic Quadrant for WAN Edge Infrastructure (published on 18 October 2018), VMware was recognized as a Leader. The report, profiling 20 vendors, recognized VMware as a Leader in both ability to execute and completeness of vision, and VMware’s position was placed furthest for completeness of vision.[1]

•

In September, the company was positioned as a Leader in “The Forrester Wave™: Hyperconverged Infrastructure, Q3 2018.” According to Forrester’s report, VMware achieved the highest possible score in the product strategy criterion, which is comprised of the sub-criteria of value proposition and planned product enhancements, and which appears in the strategy category.[2]

•

In October, IDC ranked VMware No. 1 in market share in both worldwide cloud systems management and IT automation and configuration management software based on 2017 revenues.[3,4] Additionally, VMware was named a Leader in the IDC MarketScape: Unified Endpoint Management Software 2018 Vendor Assessment.[5]

•

VMware announced it achieved carbon neutrality in global operations two years ahead of its scheduled 2020 goal. Additionally, VMware and the City of Palo Alto plans to work together on a joint exploration of a community microgrid. Beginning as a proof-of-concept on the VMware headquarters campus, the microgrid will serve as a testbed to explore the potential of community microgrids for controlling distributed energy resources and integrating renewable energy in order to maintain resilience at the corporate and community level.

•

VMware, with Women Who Code, have launched Project Taara, an initiative in India that will give an opportunity to 15,000 women, who have taken a break in their careers to return to work. The program aims at upskilling women with free training and certification on advanced digital transformation solutions by VMware.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

Adoption of New Revenue Standard ASC 606

During May 2014, the Financial Accounting Standards Board issued updates to accounting standards related to revenue recognition (“ASC 606”). VMware adopted ASC 606 on a full retrospective basis effective February 3, 2018. Accordingly, the financial results for the third quarter of fiscal 2019 presented in this release have been prepared under ASC 606. In order to provide meaningful comparisons to prior periods, VMware has included financial statements for the three and nine months ended November 3, 2017, adjusted for ASC 606, and the balance sheet as of the end of fiscal 2018, adjusted for ASC 606. All year-over-year comparisons in this release compare third quarter of fiscal 2019 results to the third quarter of fiscal 2018 as adjusted for ASC 606.

To further assist investors, the financial tables in this release also include a supplemental unearned revenue schedule for the second, third and fourth quarters of fiscal 2018 as adjusted for ASC 606.

About VMware

VMware software powers the world’s complex digital infrastructure. The company’s compute, cloud, mobility, networking and security offerings provide a dynamic and efficient digital foundation to over 500,000 customers globally, aided by an ecosystem of 75,000 partners. Headquartered in Palo Alto, California, this year VMware celebrates twenty years of breakthrough innovation benefiting business and society. For more information please visit https://www.vmware.com/company.html.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting, including updates regarding VMware’s conditional special dividend that was announced on July 2, 2018.

VMware, VMworld, VMware Cloud, Cloud Foundation, vSphere, VMware vSAN, vRealize, NSX, Workspace ONE, CloudHealth and VeloCloud are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizatizations.

[1]

Gartner, Magic Quadrant for WAN Edge Infrastructure, Joe Skorupa, et. al., October 18, 2018. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

[2]	Forrester, Naveen Chhabra, The Forrester Wave™: Hyperconverged Infrastructure, Q3 2018, September 25, 2018
[3]	IDC, Stephen Elliot, Tim Grieser, Worldwide Cloud System Management Software Market Shares, 2017: Strong Growth Continues, #US44282218, September 2018
[4]	IDC, Stephen Elliot, Tim Grieser, Worldwide IT Automation and Configuration Management Software Market Shares, 2017: Hybrid IT Drives Growth, #US44014318, June 2018
[5]	IDC, Phil Hochmuth IDC MarketScape: Worldwide Unified Endpoint Management Software 2018 Vendor Assessment, #US43294318, July 2018

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s expectations and estimates regarding FY19 total revenue and GAAP and non-GAAP earnings per diluted share; momentum across its portfolio and geographic regions; intention to acquire Heptio; and the expected benefits to customers of VMware products and services, such as the forthcoming integration of VMware NSX SD-WAN by VeloCloud with Microsoft Azure Virtual WAN. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships and alliances; (vi) the uncertainty of customer acceptance of emerging technology; (vii) the ability of VMware and Heptio to satisfy closing conditions to the acquisition on a timely basis or at all; (viii) market conditions, regulatory requirements and other corporate considerations that could affect the timing and closing conditions to the acquisition of Heptio by VMware; (ix) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (x) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (xi) changes to product and service development timelines; (xii) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (xiii) VMware’s ability to protect its proprietary technology; (xiv) VMware’s ability to attract and retain highly qualified employees; (xv) the ability of VMware to realize synergies from Dell; (xvi) disruptions resulting from key management changes; (xvii) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (xviii) changes in VMware’s financial condition; and (xix) risks associated with cyber-attacks, information security and privacy. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2018	November 3, 2017(1)	November 2, 2018	November 3, 2017(1)
Revenue:
License	$884	$758	$2,558	$2,182
Services	1,316	1,180	3,825	3,454

Total revenue	2,200	1,938	6,383	5,636
Operating expenses(2):
Cost of license revenue	49	38	139	116
Cost of services revenue	266	240	777	721
Research and development	499	449	1,433	1,298
Sales and marketing	707	624	2,110	1,818
General and administrative	178	175	529	486
Realignment and loss on disposition	6	2	9	101

Operating income	495	410	1,386	1,096
Investment income	63	33	168	82
Interest expense	(33)	(28)	(101)	(41)
Other income (expense), net	(180)	(2)	839	51

Income before income tax	345	413	2,292	1,188
Income tax provision	11	18	372	143

Net income	$334	$395	$1,920	$1,045

Net income per weighted-average share, basic for Classes A and B	$0.82	$0.97	$4.72	$2.56
Net income per weighted-average share, diluted for Classes A and B	$0.81	$0.96	$4.64	$2.53
Weighted-average shares, basic for Classes A and B	408,708	406,733	406,929	407,856
Weighted-average shares, diluted for Classes A and B	414,477	413,013	413,378	413,957

(1) Adjusted to reflect the adoption of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.
(2) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of services revenue	13	13	37	38
Research and development	98	96	272	266
Sales and marketing	53	52	147	150
General and administrative	28	21	74	58

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	November 2,	February 2,
	2018	2018(1)
ASSETS
Current assets:
Cash and cash equivalents	$9,189	$5,971
Short-term investments	4,338	5,682
Accounts receivable, net of allowance for doubtful accounts of $5 and $2	1,101	1,394
Due from related parties, net	542	532
Other current assets	248	257

Total current assets	15,418	13,836
Property and equipment, net	1,128	1,074
Other assets	1,810	924
Deferred tax assets	59	227
Intangible assets, net	558	548
Goodwill	4,989	4,597

Total assets	$23,962	$21,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158	$15
Accrued expenses and other	1,328	1,357
Unearned revenue	3,584	3,438

Total current liabilities	5,070	4,810
Notes payable to Dell	270	270
Long-term debt	3,970	3,964
Unearned revenue	2,617	2,401
Income tax payable	878	954
Other liabilities	246	183

Total liabilities	13,051	12,582
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 109,843 and 103,776	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	1,268	844
Accumulated other comprehensive loss	(51)	(15)
Retained earnings	9,690	7,791

Total stockholders’ equity	10,911	8,624

Total liabilities and stockholders’ equity	$23,962	$21,206

(1) Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2018	2017(1)	2018	2017(1)
Operating activities:
Net income	$334	$395	$1,920	$1,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	157	149	465	419
Stock-based compensation	192	182	531	513
Deferred income taxes, net	(62)	59	163	119
Unrealized (gain) loss on equity securities, net	169	—	(837)	—
Loss on disposition	5	2	6	94
(Gain) loss on disposition of assets, revaluation and impairment, net	8	3	1	(32)
Gain on extinguishment of debt	—	(6)	—	(6)
Loss on Dell stock purchase	—	—	—	2
Other	4	—	4	2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	125	280	297	284
Other current assets and other assets	(92)	(52)	(264)	(240)
Due to/from related parties, net	(54)	(47)	(10)	(162)
Accounts payable	30	(20)	125	39
Accrued expenses and other liabilities	(153)	(104)	(117)	11
Income taxes payable	(60)	(70)	10	(63)
Unearned revenue	166	199	357	342

Net cash provided by operating activities	769	970	2,651	2,367

Investing activities:
Additions to property and equipment	(57)	(59)	(178)	(164)
Purchases of available-for-sale securities	(2)	(1,186)	(781)	(3,339)
Sales of available-for-sale securities	25	492	186	1,745
Maturities of available-for-sale securities	803	436	1,905	1,207
Purchases of strategic investments	—	(1)	(3)	(33)
Proceeds from disposition of assets	2	—	35	6
Business combinations, net of cash acquired, and purchases of intangible assets	(493)	—	(519)	(236)
Net cash paid on disposition of a business	(6)	(7)	(11)	(47)

Net cash provided by (used in) investing activities	272	(325)	634	(861)

Financing activities:
Proceeds from issuance of common stock	82	28	181	104
Net proceeds from issuance of long-term debt	—	3,961	—	3,961
Repayment of notes payable to Dell	—	(1,225)	—	(1,225)
Repurchase of common stock	—	(855)	—	(1,280)
Shares repurchased for tax withholdings on vesting of restricted stock	(36)	(94)	(228)	(271)
Payment for common control transaction with Dell	(8)	—	(8)	—

Net cash provided by (used in) financing activities	38	1,815	(55)	1,289

Net increase in cash, cash equivalents and restricted cash	1,079	2,460	3,230	2,795
Cash, cash equivalents and restricted cash at beginning of the period	8,154	3,574	6,003	3,239

Cash, cash equivalents and restricted cash at end of the period	$9,233	$6,034	$9,233	$6,034

Supplemental disclosures of cash flow information:
Cash paid for interest	$61	$3	$126	$19
Cash paid for taxes, net	133	25	206	87
Non-cash items:
Changes in capital additions, accrued but not paid	$7	$13	$16	$19

(1)

Adjusted to reflect the adoption of ASC 606 and Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. Net cash provided by operating activities increased by $3 million for the nine months ended November 3, 2017 when compared to the previously reported amount due to the adoption of ASU 2016-18. There was no impact to net cash provided by operating activities for the three months ended November 3, 2017 due to the adoption of ASU 2016-18.

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	November 2, 2018	November 3, 2017(1)
Total revenue, as reported	$2,200	$1,938
Sequential change in unearned revenue(2)	171	198

Total revenue plus sequential change in unearned revenue	$2,371	$2,136

Change (%) over prior year, as reported	11%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	November 2, 2018	November 3, 2017(1)
Total license revenue, as reported	$884	$758
Sequential change in unearned license revenue(3)	22	28

Total license revenue plus sequential change in unearned license revenue	$906	$786

Change (%) over prior year, as reported	15%

(1)	Adjusted to reflect the adoption of ASC 606.
(2)

Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(3)	Unearned license revenue primarily consists of the allocated portion of VMware’s SaaS offerings.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	November 2, 2018	August 3, 2018	May 4, 2018	February 2, 2018(1)	November 3, 2017(1)	August 4, 2017(1)
Unearned revenue as reported:
License	$212	$190	$157	$184	$143	$115
Software maintenance	5,345	5,223	5,024	5,082	4,541	4,429
Professional services	644	617	575	573	508	450

Total unearned revenue	$6,201	$6,030	$5,756	$5,839	$5,192	$4,994

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended November 2, 2018

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$49	—	—	(29)	—	—	$19
Cost of services revenue	$266	(13)	—	(1)	—	—	$252
Research and development	$499	(98)	—	—	—	—	$400
Sales and marketing	$707	(53)	(2)	(8)	—	—	$647
General and administrative	$178	(28)	—	—	(8)	—	$141
Realignment and loss on disposition	$6	—	—	—	(6)	—	$—
Operating income	$495	192	2	38	14	—	$741
Operating margin(2)	22.5%	8.7%	0.1%	1.7%	0.7%	—	33.7%
Other income (expense), net(3)	$(180)	—	—	—	177	—	$(3)
Income before income tax	$345	192	2	38	191	—	$768
Income tax provision	$11					112	$123
Tax rate(2)	3.2%						16.0%
Net income	$334	192	2	38	191	(112)	$645
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$0.81	$0.46	$—	$0.09	$0.46	$(0.27)	$1.56

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017 (the “2017 Tax Act”). Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)

Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the three months ended November 2, 2018, this adjustment primarily included a loss of $161 million, which related to VMware’s investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 414,477 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended November 3, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP(1)	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)(2)	Non-GAAP, as adjusted(1)(3)
Operating expenses:
Cost of license revenue	$38	—	—	(26)	—	—	$11
Cost of services revenue	$240	(13)	(1)	(1)	—	—	$225
Research and development	$449	(96)	—	—	(1)	—	$352
Sales and marketing	$624	(52)	(1)	(6)	(1)	—	$567
General and administrative	$175	(21)	—	—	(4)	—	$149
Realignment and loss on disposition	$2	—	—	—	(2)	—	$—
Operating income	$410	182	2	33	8	—	$634
Operating margin(3)	21.1%	9.4%	0.1%	1.7%	0.4%	—	32.7%
Other income (expense), net	$(2)	—	—	—	3	—	$2
Income before income tax	$413	182	2	33	11	—	$641
Income tax provision	$18					113	$132
Tax rate(3)	4.4%						20.5%
Net income	$395	182	2	33	11	(113)	$509
Net income per weighted-average share, diluted for Classes A and B(3) (4)	$0.96	$0.44	$—	$0.08	$0.03	$(0.27)	$1.23

(1)	Adjusted to reflect the adoption of ASC 606.
(2)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 413,013 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended November 2, 2018

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$139	(1)	—	(89)	—	—	$50
Cost of services revenue	$777	(37)	(1)	(2)	—	—	$737
Research and development	$1,433	(272)	—	—	(2)	—	$1,159
Sales and marketing	$2,110	(147)	(3)	(23)	(2)	—	$1,935
General and administrative	$529	(74)	(1)	—	(26)	—	$428
Realignment and loss on disposition	$9	—	—	—	(9)	—	$—
Operating income	$1,386	531	5	114	39	—	$2,074
Operating margin(2)	21.7%	8.3%	0.1%	1.8%	0.6%	—	32.5%
Other income (expense), net(3)	$839	—	—	—	(839)	—	$—
Income before income tax	$2,292	531	5	114	(800)	—	$2,141
Income tax provision	$372					(29)	$342
Tax rate(2)	16.2%						16.0%
Net income	$1,920	531	5	114	(800)	29	$1,799
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$4.64	$1.28	$0.01	$0.28	$(1.93)	$0.07	$4.35

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)

Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the nine months ended November 2, 2018, this adjustment primarily included a gain of $851 million, which related to VMware’s investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 413,378 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended November 3, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP(1)	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items(1)	Loss on Share Repurchase	Tax Adjustment(1)(2)	Non-GAAP, as adjusted(1)(3)
Operating expenses:
Cost of license revenue	$116	(1)	—	(79)	—	—	—	$35
Cost of services revenue	$721	(38)	(1)	(2)	—	—	—	$679
Research and development	$1,298	(266)	(1)	—	(4)	—	—	$1,028
Sales and marketing	$1,818	(150)	(3)	(15)	(3)	—	—	$1,647
General and administrative	$486	(58)	(1)	—	(17)	—	—	$409
Realignment and loss on disposition	$101	—	—	—	(101)	—	—	$—
Operating income	$1,096	513	6	96	125	—	—	$1,838
Operating margin(3)	19.4%	9.1%	0.1%	1.7%	2.2%	—	—	32.6%
Other income (expense), net	$51	—	—	—	(33)	2	—	$19
Income before income tax	$1,188	513	6	96	92	2	—	$1,898
Income tax provision	$143						246	$389
Tax rate(3)	12.0%							20.5%
Net income	$1,045	513	6	96	92	2	(246)	$1,509
Net income per weighted-average share, diluted for Classes A and B(3) (4)	$2.53	$1.24	$0.01	$0.23	$0.22	$—	$(0.60)	$3.64

(1)	Adjusted to reflect the adoption of ASC 606.
(2)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 413,957 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2018	November 3, 2017(1)	November 2, 2018	November 3, 2017(1)
Revenue:
License	$884	$758	$2,558	$2,182
Services:
Software maintenance	1,138	1,016	3,324	2,989
Professional services	178	164	501	465

Total services	1,316	1,180	3,825	3,454

Total revenue	$2,200	$1,938	$6,383	$5,636

Percentage of revenue:
License	40.2%	39.1%	40.1%	38.7%
Services:
Software maintenance	51.7%	52.4%	52.0%	53.0%
Professional services	8.1%	8.5%	7.9%	8.3%

Total services	59.8%	60.9%	59.9%	61.3%

Total revenue	100.0%	100.0%	100.0%	100.0%

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2018	November 3, 2017(1)	November 2, 2018	November 3, 2017(1)
Revenue:
United States	$1,052	$970	$3,053	$2,825
International	1,148	968	3,330	2,811

Total revenue	$2,200	$1,938	$6,383	$5,636

Percentage of revenue:
United States	47.8%	50.1%	47.8%	50.1%
International	52.2%	49.9%	52.2%	49.9%

Total revenue	100.0%	100.0%	100.0%	100.0%

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2018	November 3, 2017(1)	November 2, 2018	November 3, 2017(1)
GAAP cash flows from operating activities	$769	$970	$2,651	$2,367
Capital expenditures	(57)	(59)	(178)	(164)

Free cash flows	$712	$911	$2,473	$2,203

(1)

Adjusted to reflect the adoption of ASU 2016-18. GAAP cash flows from operating activities increased by $3 million for the nine months ended November 3, 2017 when compared to the previously reported amount due to the adoption of ASU 2016-18. There was no impact to GAAP cash flows from operating activities for the three months ended November 3, 2017 due to the adoption of ASU 2016-18.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FISCAL 2019 NET INCOME PER DILUTED SHARE GUIDANCE

(in millions)

(unaudited)

	Full Year Fiscal 2019 (Projected)
	Current Guidance		Prior Guidance
GAAP Net income per diluted share	$5.95 - $6.07(1)	Projected	$6.08 - $6.34(2)	Projected
Stock-based compensation	1.74	Estimated	1.71	Estimated
Employer Payroll Tax on Employee Stock Transactions	0.02	Estimated	0.02	Estimated
Intangible Amortization	0.38	Estimated	0.36	Estimated
Acquisition, Disposition and Other Related Items(3)	(1.92)	Estimated	(2.37)	Estimated
Tax adjustment(4)	(0.01)	Estimated	0.21	Estimated
Non-GAAP Net income per diluted share	$6.22	Projected	$6.14	Projected

(1)

Values of items excluded from GAAP net income per diluted share are estimates. While the aggregate of estimates may not foot, in total we expect GAAP net income per share to be $0.15 to $0.27 less than non-GAAP net income per share.

(2)

Values of items excluded from GAAP net income per diluted share are estimates. While the aggregate of estimates may not foot, in total we expect GAAP net income per share to be $0.20 more to $0.06 less than non-GAAP net income per share.

(3)

Includes an unrealized loss of $161 million during the three months ended November 2, 2018 and an unrealized gain of $851 million during the nine months ended November 2, 2018, which related to VMware’s investment in Pivotal to adjust it to its fair value.

(4)

Reflects estimated impact of the U.S. Tax Cuts and Jobs Act. Final calculation may differ materially from estimates, due to, among other things, additional analysis on the application of the tax laws and further clarification and guidance issued by the U.S. Treasury Department, the IRS and other standard-setting bodies and authorities.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, gain or loss on share repurchase, certain litigation and other contingencies and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•

Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•

Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•

Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•

Gains or losses on equity investments, whether realized or unrealized, including an unrealized loss of $161 million during the three months ended November 2, 2018 and an unrealized gain of $851 million during the nine months ended November 2, 2018, which related to VMware’s investment in Pivotal to adjust it to its fair value.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•

Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•

Gain or loss on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC, pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. Through December 31, 2016, VMware had purchased 4.8 million shares for $375 million, as well as recognized a derivative asset related to its obligation to repurchase $125 million of additional shares. The derivative asset was measured at fair value on a recurring basis and resulted in the recognition of gains and losses, which were recorded to other income (expense), net on the condensed consolidated statements of income. On February 15, 2017, the stock purchase agreement with Dell was completed. VMware’s management believes it is useful to exclude the mark-to-market adjustment on the derivative asset, as it is not reflective of VMware’s core business and operating results.

•

Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•

Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as discrete items, such as the estimated net tax expense recognized in the fourth quarter of fiscal 2018 in connection with the enactment of the Tax Cuts and Jobs Act on December 22, 2017. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.